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                                                                 Exhibit 2(g)(2)

                                                                  EXECUTION COPY

                           COUNTRY ADVISORY AGREEMENT


                         Blackstone Asia Advisors L.L.C.
                                 345 Park Avenue
                            New York, New York 10154


                                                                  March 16, 2006

Blackstone Fund Services India Private Limited
Taj President--Mumbai
Room 802
90 Cuffe Parade
Mumbai, India 400005

Ladies and Gentlemen:

                  This will confirm that the agreement among the undersigned (the "Investment Manager") and you (the "Country Adviser") is as follows:

                  1. The Investment Manager has been employed pursuant to a management agreement dated and effective as of March 16, 2006, between The India Fund, Inc. (the "Company"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Manager (the "Management Agreement"). The Company engages in the business of investing and reinvesting its assets in the manner and in accordance with the investment objective and limitations specified in the Company's articles of incorporation, as amended from time to time in the registration statement on Form N-2, as in effect from time to time, and in such manner and to such extent as may from time to time be authorized by the Board of Directors of the Company. Copies of the documents referred to in the preceding sentence have been furnished to the Country Adviser. Any amendments to these documents shall be furnished to the Country Adviser.

                  2. Subject to the approval by the Company, the Investment Manager engages the Country Adviser on an independent contractor relationship basis to: (a) provide and procure statistical and factual information and research regarding economic and political factors and trends in India and its surrounding region and (b) provide or procure research and statistical data in relation to investing and other opportunities in India and its surrounding region. The Country Adviser will not make any investment decisions with respect to the Company.

                  3. The Country Adviser shall, at its expense, provide office space, office facilities and personnel reasonably necessary for performance by it of the services to be provided by the Country Adviser pursuant to this Agreement.

                  4. The Country Adviser may contract on its own behalf with or consult with such banks, other securities firms, brokers or other parties without additional expense to the Company, as it may deem appropriate regarding research and statistical data or otherwise.

                  5. In consideration of the services to be rendered by the Country Adviser under this Agreement, the Investment Manager shall pay the Country Adviser a monthly fee in United States dollars on the fifth business day of each month for the previous month at an annual rate of: 0.10% of the Fund's average weekly net assets. If the fee payable to the Investment Adviser pursuant to this Section 5 begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
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                  6. The Country Adviser represents and warrants that it will be duly registered and authorized as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Country Adviser agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until termination of this Agreement.

                  7. This Agreement shall continue in effect until March 16, 2008, and shall continue in effect thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Company's outstanding voting securities (as defined in the 1940 Act) or by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time, without penalty, by the Company's Board of Directors, by vote of holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company or by the Investment Manager upon 60 days' written notice delivered to each party hereto and (b) shall automatically be terminated in the event of its assignment (as defined in the 1940 Act). Any such notice shall be deemed given when received by the addressee.

                  8. Nothing herein shall be deemed to limit or restrict the right of the Country Adviser, any affiliate of the Country Adviser or any employee of the Country Adviser to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. Nothing herein shall be construed as constituting the Country Adviser an agent of the Investment Manager or the Company.

                  9. This Agreement shall be governed by the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

                  10. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

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If to the Country Adviser:

                           Blackstone Fund Services India Private Limited Taj President--Mumbai
                           Room 802
                           90 Cuffe Parade
                           Mumbai, India 400005
                           Attn:    Barbara F. Pires, Director

If to the Investment Manager:

                           Blackstone Asia Advisors L.L.C.
                           345 Park Avenue
                           New York, New York 10154
                           Attn: Robert Friedman, Chief Legal Officer and Vice President

with a copy to:

                           Blackstone Asia Advisors L.L.C.
                           345 Park Avenue
                           New York, New York 10154
                           Attn:    Joshua R. Rovine, Secretary

or to such other address as to which the recipient shall have informed the other party in writing.

                  Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile is sent or mailed.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth the agreement between the Investment Manager and the Country Adviser, please so indicate by signing and returning to the Investment Manager the enclosed copy hereof.

                                            Very truly yours,

                                            BLACKSTONE ASIA ADVISORS L.L.C.



                                            By: /s/ Robert L. Friedman
                                                ----------------------
                                                Name:  Robert L. Friedman
                                                Title: Chief Legal Officer and
                                                       Vice President

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ACCEPTED:

BLACKSTONE FUND SERVICES INDIA
PRIVATE LIMITED


By: /s/ Barbara F. Pires
    --------------------
    Name:  Barbara F. Pires
    Title: Director